Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 13, 2023 with respect to the combined financial statements of Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP, and Saxum Asset Holdings, LP included in the current report of Viper Energy, Inc. on Form 8-K/A, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

November 13, 2023